EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACT:                              Debra Nalchajian-Cohen

Cohen Communications

(559) 222-1322

CENTRAL VALLEY COMMUNITY BANCORP REPORTS

SIGNIFICANT GROWTH IN EARNINGS FOR THIRD QUARTER 2005

CLOVIS, CALIFORNIA…October 14, 2005… Central Valley Community Bancorp (Company) (NASDAQ: CVCY), the parent company of Central Valley Community Bank (Bank), reported today unaudited consolidated net income of $1,649,000, or $0.26 per diluted share, for the quarter ended September 30, 2005, representing an increase of 70%, compared to $968,000, or $0.16 per diluted share, for the same period in 2004.  Diluted earnings per share reflect the 2-for-1 stock split approved by the Board of Directors on September 21, 2005 for shareholders of record on October 5, 2005, and effective October 31, 2005.

The improvement in net income is primarily a result of overall growth of loans and deposits due to both internal growth, the merger with Bank of Madera County following the close of business on December 31, 2004 and increases in interest rates which continue to have a positive impact on the Company’s net interest margin and net interest income.

Net interest income increased for the third quarter 2005 by 46%, compared to the third quarter 2004.  This increase reflects the effect of the 275 basis point increases in the prime interest rate that have occurred since June 30, 2004.  Also contributing to the increase in net interest income was a 31% increase in average earning assets to $413,458,000 for the third quarter 2005 compared to $315,775,000 for the same period in 2004.   Non-interest income increased by 14% for the third quarter 2005, which was primarily due to a $36,000 gain from the disposal of other real estate owned and a $26,000 increase in loan placement fee income. Non-interest expense increased 25%, when comparing third quarter 2005 to third quarter 2004, primarily attributable to increases in salary and benefit expenses and occupancy and equipment expenses mainly due to the merger with Bank of Madera County.

The Company’s net interest margin on a fully tax equivalent basis was 5.57% for the third quarter 2005, a full 57 basis point increase, compared to 5.00% in 2004.  Average assets grew 30% to $455,755,000 during the third quarter of 2005, compared to $351,039,000 in 2004.  This growth included $68,000,000 in assets from the merger with Bank of Madera County as of December 31, 2004.  Asset quality continued to be strong in the third quarter of 2005.  The most significant contribution to the overall assert growth was an increase in average loans of $83,688,000, or 42%, to $284,790,000 in the third quarter of 2005, compared to $201,102,000 for the same period in 2004.  As of December 31, 2004, Bank of Madera County had $45,779,000 in total loans. Average deposits increased $94,205,000, or 30%, to $406,620,000 for the third quarter of 2005, compared to $312,415,000 in 2004.  The merger with Bank of Madera County contributed $63,769,000 in total deposits on December 31, 2004.  Return on average equity was 16.67% for the quarter ended September 30, 2005, compared to 13.55% for the same period in 2004.  Return on average assets increased to 1.45% for the quarter ended September 30, 2005, compared to 1.10% for the same period in 2004.

For the nine-month period ended September 30, 2005, the Company reported net income of $4,376,000, or $0.69 diluted earnings per share, compared to $2,654,000, or $0.45 diluted earnings per share, in the same period of 2004 (as adjusted for the stock split).   Net interest income for the nine months ended September 30, 2005 was $15,976,000, compared to $10,651,000 for the same period of 2004, a $5,325,000 or 50% increase.  The increase in net interest income is primarily the result of increased volumes in earning assets combined with the positive effect of the increases in interest rates.  Non-interest income for 2005 decreased 8% in the periods under review due mainly to a $401,000 decrease in gains realized on the sale of investments. Non-interest expense for 2005 increased 25% in the periods under review due to normal cost increases for salaries and benefits and incentive-based compensation due to increased loan and deposit production and the additional personnel costs from the merger with Bank of Madera County. The addition of the two branches resulting from the merger, normal increases in rent on existing leaseholds, and other occupancy related expenses also contributed to the increase.

The Company’s net interest margin on a fully tax equivalent basis was 5.39% for the nine-month period ended September 30, 2005, up 58 basis points from 4.81% for the nine-month period ended September 30, 2004.  During the nine-month period ended September 30, 2005, total average assets were $449,324,000 compared to $340,132,000 during the same period in 2004, an increase of 32%.  Total average loans were $271,346,000 for the nine-month period ended September 30, 2005 compared to $191,969,000 for the same period in 2004, an increase of 41%.  The Company had $66,000 in net recoveries on previously charged off loans for the nine months ended September 30, 2005.  Total average deposits increased 33% to $401,708,000 during the nine months ended September 30, 2005 compared to $301,749,000 during the same period in 2004.

“Growth in loans and deposits, while maintaining strong asset quality, allowed the Bank to achieve excellent financial performance in third quarter 2005 in all key ratios used to measure bank performance,” said Daniel J. Doyle, President and CEO of Central Valley Community Bancorp and Central Valley Community Bank.  “The Company’s continued record growth in earnings allowed our Board of Directors to reward stockholders this quarter with a 2-for-1 stock split, which we believe will encourage greater potential liquidity of our stock in the future,” concluded Doyle.

Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Clovis, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp.  Central Valley Community Bank currently operates nine full-service offices in Clovis, Fresno, Kerman, Madera, Oakhurst, Prather and Sacramento.  A tenth office is currently under construction and is scheduled to open in Downtown Fresno in 2005.  Additionally, the Bank operates Real Estate Lending, SBA Lending and Agribusiness Lending Departments.  Investment services are also provided by Investment Centers of America.  Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel N. Cunningham (Chairman), Sidney B. Cox, Edwin S. Darden, Jr., Daniel J. Doyle, Steven D. McDonald, Louis McMurray, Wanda L. Rogers, William S. Smittcamp, and Joseph B. Weirick.

More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com.

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Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements contained herein that are not historical facts, such as statements regarding the Company’s current business strategy and the Company’s plans for future development and operations, are based upon current expectations. These statements are forward-looking in nature and involve a number of risks and uncertainties.  Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates, a decline in economic conditions at the international, national or local level on the Company’s results of operations, the Company’s ability to continue its internal growth at historical rates, the Company’s ability to maintain its net interest margin, and the quality of the Company’s earning assets; (3) changes in the regulatory environment; (4) fluctuations in the real estate market; (5) changes in business conditions and inflation; (6) changes in securities markets; and (7) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-KSB for the year ended December 31, 2004.  Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

(In thousands except share amounts)	Sept. 30, 2005	Dec. 31, 2004	Sept. 30, 2004
ASSETS
Cash and cash equivalents	$40,504	$46,419	$46,931
Available-for-sale investment securities	106,948	98,983	90,898
Loans, less allowance for credit losses of $3,523 at Sept. 30, 2005, $2,697 at Dec. 31, 2004 and $2,550 at Sept. 30, 2004	287,597	206,582	205,523
Bank premises and equipment, net	2,899	2,724	2,829
Intangible assets	10,294	—	—
Accrued interest receivable and other assets	13,446	13,439	10,878

Total assets	$461,688	$368,147	$357,059

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$123,830	$105,235	$109,133
Interest bearing	286,876	220,951	208,395
Total deposits	410,706	326,186	317,528

Borrowings	6,500	8,500	7,000
Accrued interest payable and other liabilities	4,434	3,855	3,334

Total liabilities	421,640	338,541	327,862

Shareholders equity:
Common Stock, no par value, 80,000,000 shares authorized, 5,873,560, 5,257,734 and 5,254,754 shares issued and outstanding at Sept. 30, 2005, Dec. 31, 2004 and Sept. 30, 2004.	12,962	6,343	6,320
Retained earnings	27,309	22,933	21,892

Accumulated other comprehensive (loss) income, net of taxes	(223)	330	985
Total shareholders’ equity	40,048	29,606	29,197

Total liabilities and shareholders’ equity	$461,688	$368,147	$357,059

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the nine months ended (In thousands except per share amounts)	Sept. 30, 2005	Sept. 30, 2004
Net Interest Income	$15,976	$10,651

Total Non-Interest Income	2,827	3,085

Total Non-Interest Expense	11,982	9,623

Provision for Income Taxes	2,445	1,459

NET INCOME	$4,376	$2,654

Basic Earnings per Share	$0.75	$0.50
Diluted Earnings per Share	$0.69	$0.45

CENTRAL VALLEY COMMUNITY BANCORP

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

For the three months ended (In thousands except per share amounts)	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004
Net Interest Income	$5,582	$5,357	$5,037	$4,170	$3,821

Total Non-Interest Income	960	1,012	855	852	842

Total Non-Interest Expense	3,953	3,978	4,051	3,496	3,151

Provision for Income Taxes	940	858	647	485	544

NET INCOME	$1,649	$1,533	$1,194	$1,041	$968

Basic Earnings per Share	$0.28	$0.26	$0.21	$0.20	$0.18
Diluted Earnings per Share	$0.26	$0.24	$0.19	$0.18	$0.16

CENTRAL VALLEY COMMUNITY BANCORP

SELECTED RATIOS

(Unaudited)

For the three months ended (Dollars in thousands)	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004
Allowance for credit losses to total loans	1.21%	1.26%	1.31%	1.29%	1.23%
Nonperforming loans to total loans	0.20%	0.36%	0.50%	0.00%	0.00%

Total nonperforming assets	$591	$1,023	$1,308	$—	$—

Net interest margin (calculated on a fully tax equivalent basis)	5.57%	5.40%	5.19%	5.18%	5.00%

Return on average assets	1.45%	1.36%	1.08%	1.14%	1.10%
Return on average equity	16.67%	16.15%	13.22%	14.09%	13.55%